                               STEVEN F. STUCKER, CHARTERED
                              A PROFESSIONAL LAW CORPORATION
                              400 W. KING STREET, SUITE 301
                                CARSON CITY, NEVADA 89703
                                       702-884-1979
                                     FAX 702-884-1938


                                                             May 24, 1996


Gaming Venture Corp., U.S.A.
177 Main Street, Suite 374
Fort Lee, New Jersey 07024


Gentlemen:

     We have acted as counsel to Gaming Venture Corp., U.S.A. (hereinafter called the "Company") for the purpose of rendering this opinion in connection with the Company's filing of a registration statement on Form S-1 and amendments thereto (which registration statement, as amended at the time of its effectiveness is hereinafter called the "Registration Statement"), covering shares of the Company's common stock, $.001 par value, warrants for shares of such stock and shares issuable pursuant to said warrants (which shares and warrants are hereinafter called the "Securities").

     As such counsel, we have examined original copies, or copies certified to our satisfaction, of the corporate records of the Company, agreements and other instruments, certificates of public officials and such other documents as we deemed necessary as a basis for the opinion hereinafter set forth.

     On the basis of the foregoing, we are of the opinion that the Securities have been validly authorized and will, when sold as contemplated by the Registration Statement, be legally issued, fully paid and non-assessable.

     We have been engaged solely for the purpose of giving our legal opinion regarding the matters addressed herein. We have not been engaged to, nor have we participated in preparing the Registration Statement.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to us under the caption "Legal Matters" in the prospectus constituting part of such Registration Statement.

                                       Very truly yours,


                                       /s/ Steven F. Stucker
                                       Steven F. Stucker

SFS/cm